JOHN HANCOCK INDEPENDENCE DIVERSIFIED CORE EQUITY FUND

                     PROXY SOLICITATION BY THE BOARD OF TRUSTEES


            The undersigned, revoking previous proxies, hereby appoint(s)
       Edward J. Boudreau, Jr., Thomas H. Drohan and James B. Little, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Independence Diversified Core
       Equity Fund (the "Fund"), a series of John Hancock Strategic Series
       (the "Trust"), which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held at 101 Huntington Avenue, Boston, Massachusetts, on August 31, 1995 at 9:00 a.m., Boston time, and at any adjournment of the Meeting. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement dated August 11, 1995 is hereby acknowledged. If not revoked, this proxy shall be voted:


            (1) To approve the terms of a new Investment Management Contract for the Fund, including an increase in the fee payable by the Fund for investment advisory services.

                         ____                   ____                ____
                 FOR    :____:       AGAINST   :____:    ABSTAIN   :____:


            (2) To approve the terms of a new Sub-advisory Contract for the Fund, including (at current asset levels) an increase in the fee payable by the Fund's investment adviser for investment sub-advisory services. The Fund will not pay any part of the sub-advisory fee.

                         ____                   ____                ____
                 FOR    :____:       AGAINST   :____:    ABSTAIN   :____:


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       THIS PROXY SHALL BE VOTED IN FAVOR OF (FOR) PROPOSALS (1) AND (2) IF NO
       SPECIFICATION IS MADE ABOVE. AS TO ANY OTHER MATTER, SAID PROXY OR PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.



       Date __________________, 1995      ________________________________
                                          Signature(s)


                                          ________________________________
                                          NOTE:  Signature(s) should agree
                                          with name(s) printed herein.  When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give your full title as
                                          such.  If a corporation, please
                                          sign in full corporate name by
                                          president or other authorized
                                          officer.  If a partnership, please
                                          sign in partnership name by
                                          authorized person.




             PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE